Exhibit 5

[Letterhead of Cadwalader, Wickersham & Taft LLP]

August 16, 2006

The Board of Directors
The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

We have acted as special counsel to The Bear Stearns Companies Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-       ) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an indeterminate principal amount of senior and/or senior subordinated debt securities (collectively, the “Debt Securities”) an indeterminate number of warrants (the “Warrants”), an indeterminate number of shares of the Company’s preferred stock, $1.00 par value per share (the “Preferred Stock”), an indeterminate number of depositary shares and depositary receipts evidencing fractional interests in a share of Preferred Stock (the “Depositary Shares”), an indeterminate number of purchase contracts (the “Purchase Contracts”), and an indeterminate number of units which combine one or more Debt Securities, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts or other securities or property (the “Units”). The Debt Securities will be issued by the Company pursuant to the terms of (a) the Indenture, dated as of May 31, 1991, as amended and supplemented (the “Senior Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the “Trustee”), incorporated by reference as Exhibits 4(a)(1) and 4(a)(2) to the Registration Statement, or (b) the Subordinate Indenture, substantially in the form of the draft filed as Exhibit 4(a)(3) to the Registration Statement, (the “Subordinate Indenture” and, together with the Senior Indenture, the “Indentures”). The Warrants will be issued by the Company under Warrant Agreements, substantially in the forms of the agreements or drafts incorporated by reference as Exhibits 4(c)(1), 4(c)(2) and 4(c)(3) to the Registration Statement (collectively, the “Warrant Agreements”). The Preferred Stock will be issued in one or more series, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of which shall be fixed by resolutions to be adopted prior to such issuance by the Company’s Board of Directors or a duly authorized committee thereof. The Depositary Shares will be issued by the Company under Deposit Agreements, substantially in the form of the draft incorporated by reference as Exhibit 4(d)(11) to the Registration Statement (each, a “Deposit Agreement”). The Purchase Contracts will be issued by the Company under Purchase Contracts, substantially in the form of the draft filed as Exhibit 4(d)(13) to the Registration Statement.  The Units will be issued by the Company under Unit Agreements, substantially in the form of the draft filed as Exhibit 4(d)(14) to the Registration Statement. The Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts and Units will be sold by the Company either (i) directly on its own behalf, (ii) pursuant to one or more Underwriting Agreements substantially in the forms of the drafts or agreements incorporated by reference as Exhibits 1(a), 1(d), 1(e) and 1(f) to the Registration Statement (each, an “Underwriting Agreement”) or (iii) pursuant to one or more Distribution Agreements substantially in the forms of the agreements incorporated by reference as Exhibits 1(b) and 1(c) to the Registration Statement (each, a “Distribution Agreement”).

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Transaction Documents and we have relied upon certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon: (a) the Registration Statement, (b) the Prospectus that is a part of the Registration Statement (the “Prospectus”), (c) the Senior Indenture, the form of Subordinate Indenture and the forms of Debt Securities included therein, (d) the forms of Warrant Agreements, (e) the forms of Warrant Certificates attached as Exhibits to the Warrant Agreements, (f) the forms of

Deposit Agreements, (g) the forms of Purchase Contracts, (h) the forms of Unit Agreements, (i) the forms of Underwriting Agreements, and (j) the forms of Distribution Agreements. Items (a) through (j) above are referred to in this letter as the “Transaction Documents.”

We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and delivery all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms.

We have also assumed that each of the Senior Indenture, the Subordinate Indenture, the Warrant Agreements, the Deposit Agreements, the Purchase Contracts and the Unit Agreements is in consideration of or relates to an obligation arising out of a transaction covering in the aggregate not less than $1,000,000.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The senior Debt Securities, when duly authorized and executed by the Company, authenticated and delivered by the Trustee pursuant to the terms of the Senior Indenture, and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Senior Indenture.

2.             Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the subordinate Debt Securities, when duly authorized and executed by the Company, authenticated and delivered by the trustee under the

Subordinate Indenture pursuant to the terms of the Subordinate Indenture and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership  or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Subordinate Indenture.

3.             The Warrants, when duly authorized and executed by the Company, authenticated by the applicable warrant agent pursuant to the terms of the Warrant Agreements and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the applicable Warrant Agreement.

4.             Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, and provided that any issuance of Preferred Stock by the Company is duly authorized by the Company’s board of directors and that the number of shares of Preferred Stock issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by the Company’s certificate of incorporation, the shares of Preferred Stock, when issued, paid for and delivered, as contemplated by the Prospectus, as the same may be supplemented from time to time, will be validly issued, fully paid and non-assessable.

5.             Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, and provided that any issuance of Depositary Shares is duly authorized by the Company’s board of directors and that the number of Depositary Shares issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by the Company’s certificate of incorporation, the Depositary Shares, when issued, paid for and delivered pursuant to the terms of the Deposit

Agreements and as contemplated by the Prospectus, as the same may be supplemented from time to time, will be validly issued, fully paid and non-assessable.

6.             Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the Purchase Contracts, when duly authorized and executed by the Company and sold and delivered as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

7.             Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the Units, when duly authorized and executed by the Company, authenticated by the applicable unit agent pursuant to the terms of the Unit Agreements and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sough in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the applicable Unit Agreement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption “Validity of the Securities,” without admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

We further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualification of the Debt Securities, the Warrants, the Preferred Stock, the Depositary Shares, the Purchase Contracts or the Units under the securities laws of such states.

We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts or Units from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP
Cadwalader, Wickersham & Taft LLP